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                                                                     EXHIBIT 5.1

                         [LATHAM & WATKINS LETTERHEAD]


                                  July 2, 2001


NeoTherapeutics, Inc.
157 Technology Drive
Irvine, California 92612


                Re: Registration of 1,404,046 shares of common stock, par value $.001 per share, of NeoTherapeutics, Inc., pursuant to a Registration Statement on Form S-3

Ladies and Gentlemen:

                In connection with the registration for resale of 1,404,046 shares of common stock, par value $.001 per share (the "Common Stock"), of NeoTherapeutics, Inc., a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended, on Form S-3 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below. The shares being registered for resale include: (i) 30,000 shares of common stock which are currently issuable upon exercise of outstanding warrants issued to Societe Generale (the "Investor") pursuant to a Securities Purchase Agreement dated December 18, 2000 (the "Securities Purchase Agreement") among the Company and the Investor (the "Warrants") and (ii) 1,374,046 shares of common stock which may be issuable upon conversion of the Company's Series C Preferred Stock, par value $.001 per share (the "Convertible Preferred"), issued to the Investor pursuant to certain exchange rights under the Securities Purchase Agreement.

                In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Common Stock and, for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law.

                As such counsel, we have examined such matters of fact and questions of law considered appropriate for purposes of rendering the opinions expressed below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. We have been furnished with, and with your consent have relied upon, certificates of officers of the Company with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.



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LATHAM & WATKINS

July 2, 2001
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                We are opining herein as to the effect on the subject
transaction only of the General Corporation Law of the State of Delaware and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any other local agencies within the state.

                Subject to the foregoing, it is our opinion that:

                1. the Warrants have been duly authorized, and assuming that the full consideration for each share issuable upon exercise of the Warrants is received by the Company in accordance with the terms of the Warrants, the shares of Common Stock issuable upon exercise of the Warrants, when issued, will be validly issued, fully paid and nonassessable; and

                2. the Convertible Preferred have been duly authorized, and assuming the conversion of the Convertible Preferred in accordance with their terms, the shares of Common Stock issuable upon conversion of the Convertible Preferred, when issued, will be validly issued, fully paid and nonassessable.

                We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Validity of Common Stock."


                                                   Very truly yours,

                                                   /s/ Latham & Watkins